SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. ___ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement       [ ] Confidential For Use of
                                          the Commission Only (as
                                          Permitted by Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                          THE INTERGROUP CORPORATION
                  -----------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

                  -----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act
    Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total Fee Paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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

                          THE INTERGROUP CORPORATION

                      2121 Avenue of the Stars, Suite 2020
                          Los Angeles, California 90067

                                 (310) 556-1999

                    ----------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON OCTOBER 2, 1998


TO THE SHAREHOLDERS OF THE INTERGROUP CORPORATION:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of The Intergroup Corporation ("InterGroup" or the "Company") will be held on October 2, 1998 at 11:00 A.M. at 2121 Avenue of the Stars, Suite 2020, Los Angeles, California 90067 for the purpose of considering and acting on the following:

    1. A proposal to approve an amendment to the Certificate of Incorporation of the Company to provide that (a) the total number of shares that the Company is authorized to issue shall be 9,000,000 shares, of which 4,000,000 shares shall be Common Stock, $0.01 par value per share ("Common Stock"), 2,500,000 shares shall be Class A Common Stock, $0.01 par value per share ("Class A Common Stock") and 2,500,000 shares shall be Preferred Stock, $0.01 par value per share ("Preferred Stock); (b) each share of Common Stock shall be entitled to ten (10) votes per share and each share of Class A Common Stock shall be entitled to one vote per share; (c) following the initial issuance of Class A Common Stock by the Company, each share of Common Stock shall be convertible into one share of Class A Common Stock at the option of the holder thereof; and (d) the holders of the Class A Common Stock shall have the same rights and privileges as the holders of the Common Stock, with the exception of voting power.

    2. To transact such other business as may properly come before the Meeting, or any adjournments thereof.

       August 21, 1998 is the record date for determining which Shareholders are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

       Your proxy is important to us whether you own a few or many shares. Please complete, sign, date and promptly return the enclosed proxy in the self-addressed, postage paid envelope provided. Return the proxy even if you plan to attend the meeting. You may always revoke your proxy and vote in person.

Dated: August 27, 1998

                                         By Order of the Board of Directors,

                                         /s/ Gary N. Jacobs

                                         Gary N. Jacobs
                                         Secretary

                          THE INTERGROUP CORPORATION

                      2121 Avenue of the Stars, Suite 2020
                          Los Angeles, California 90067

                                (310) 556-1999



                          ---------------------------
                                 PROXY STATEMENT
                          ---------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON OCTOBER 2, 1998

       The Board of Directors of The Intergroup Corporation (the "Company" or "InterGroup") is soliciting proxies in the form enclosed with this statement in connection with the Special Meeting of Shareholders to be held on October 2, 1998 or at any adjournment or adjournments thereof.

       This Proxy Statement and the accompanying Proxy are intended to be sent to Shareholders on or about September 9, 1998. Only shareholders of record at the close of business on August 21, 1998 are entitled to notice of, and to vote at, the Special Meeting.

       If you give us a proxy, you can revoke it at any time before it is used. To revoke it, you may file a written notice revoking it with the Secretary of the Company, execute a proxy with a later date or attend the meeting and vote in person.

       You may vote at the Special Meeting only shares that you owned of record on August 21, 1998. There were 1,415,950 shares of Common Stock
outstanding on that date.   A majority, or 707,976 of those shares will
constitute a quorum for the transaction of business at the meeting. Each share is entitled to one vote on each matter to be presented at the meeting. The affirmative vote of the majority of the issued and outstanding shares of Common Stock of the Company is required to approve the amendment to the Certificate of Incorporation of the Company.

       In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and to request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. All proxy soliciting expenses will be paid by the Company. The Company does not expect to employ anyone else to assist in the solicitation of proxies.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of August 21, 1998 by:
(i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each of the Company's directors; (iii) each of the named executive officers; and (iv) all directors and executive officers of the Company as a group.


NAME AND ADDRESS OF                   AMOUNT AND NATURE OF         PERCENT OF
BENEFICIAL OWNER (1)                 BENEFICIAL OWNERSHIP (2)       CLASS (3)
------------------------------------------------------------------------------
John V. Winfield                         616,873 (4)               43.6%

Josef A. Grunwald                         48,697                    3.4%

William J. Nance                          25,500                    1.8%

Mildred Bond Roxborough                    1,590                      *

Gary N. Jacobs                             1,500                      *

John C. Love                                   0                      *

Gregory C. McPherson                       5,554 (5)                  *

All Directors and Executive
Officers as a Group (7 persons)          699,714                   49.4%

________________________

* Less than 1%

(1) The address for each person is c/o the Company at 2121 Avenue of the Stars, Suite 2020, Los Angeles, CA 90067.

(2) Unless otherwise indicated, and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares beneficially owned.

(3) Based on 1,415,950 shares of Common Stock issued and outstanding as of August 21, 1998.

(4) Includes 20,323 shares allocated to Mr. Winfield under the ESOP. Does not include an additional 21,309 shares held by the ESOP with respect to which Mr. Winfield, as Trustee, would have the power to vote if voting instructions are not provided by the participants on a timely basis.

(5) Includes 1,954 shares allocated to Mr. McPherson under the ESOP.

                               PROPOSAL ONE

   APPROVAL OF THE AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION

     The Company's Certificate of Incorporation, as currently in effect, authorizes 1,500,000 shares of Common Stock, $0.01 par value per share, and 100,000 shares of Preferred Stock, $0.10 par value per share. None of the Preferred Stock is issued and outstanding.

     On December 5, 1995 the shareholders of the Company approved a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Preferred Stock from 100,000 to 2,500,000 shares, increase the number of authorized shares of Common Stock from 1,500,000 to 4,000,000 shares and divide the Common Stock into two series designated as 1,500,000 shares of Class A Common Stock, consisting of the Company's existing Common Stock and 2,500,000 shares of Class B Common Stock, which would be identical to the Class A Common Stock, except it would have had one-tenth vote per share. That amendment was to become effective only upon filing with the Delaware Secretary of State and the Board was granted the right to determine not to file that amendment, which it elected not to file.

     On August 20, 1998, The Company's Board of Directors authorized, subject to shareholder approval, an amendment to the Company's Certificate of Incorporation to provide that (a) the total number of shares that the Company is authorized to issue shall be 9,000,000 shares, of which 4,000,000 shares shall be Common Stock, $0.01 par value per share, 2,500,000 shares shall be Class A Common Stock, $0.01 par value per share and 2,500,000 shares shall be Preferred Stock, $0.01 par value per share; (b) each share of Common Stock shall be entitled to ten (10) votes per share and each share of Class A Common Stock shall be entitled to one vote per share; (c) following the initial issuance of Class A Common Stock by the Company, each share of Common Stock shall be convertible into one share of Class A Common Stock at the option of the holder thereof; and (d) the holders of the Class A Common Stock shall have the same rights and privileges as the holders of the Common Stock, with the exception of voting power.

     Upon adoption of Proposal One, Article Fourth of the Company's Certificate of Incorporation would be amended and restated in its entirety to read as follows:

                                FOURTH

          "The total of shares of stock which the Corporation shall have the authority to issue is Nine Million (9,000,0000) shares, of which Four Million (4,000,000) shares shall be Common Stock, $0.01 par value per share, Two Million Five Hundred Thousand (2,500,000) shares shall be Class A Common Stock, $0.01 par value, and Two Million Five Hundred Thousand (2,500,000) shares shall be Preferred Stock, $0.01 par value per share.

          Holders of the Common Stock shall have the right to cast ten (10) votes for each share held of record and holders of Class A Common Stock shall have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of common stock. The Common Stock and the Class A Common Stock shall vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when class voting is required by applicable law.

          Following the initial issuance of Class A Common Stock by the Company, each share of Common Stock shall be convertible, at the election of the holder thereof, into one share of Class A Common Stock.

          Holders of Class A Common Stock shall be entitled to the same rights, privileges and opportunities (other than voting rights) as holders of Common Stock in any merger, reorganization, recapitalization or similar transaction to which the Corporation is a party. The Corporation shall not support any tender offer or exchange offer which treats Class A Common Stock differently (except in respect of voting rights) from Common Stock.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers and preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

                   a. the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

                   b. whether the shares of such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which shall be general or limited;

                   c. the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

                   d. whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

                   e. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary winding up, or upon any dissolution of the assets, of the Corporation;

                   f. whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

                   g. whether the shares of such series shall be convertible into, or exchangeable for shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices, or rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                   h. the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the common stock or shares of stock of any other class or any other series of Preferred Stock;

                   i. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred stock or of any other class; and

                   j. any other powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

            The powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that the shares from any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

          Subject to the protective conditions and restrictions of any outstanding Preferred Stock, any amendment to this Certificate of Incorporation which increases or decreases the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation."



     The Certificate of Incorporation of the Company, as currently in effect, authorizes only 1,500,000 shares of Common Stock. Based on 1,415,950 shares of Common Stock issued and outstanding as of August 21, 1998, only 84,050 shares of Common Stock are authorized and available for future issuance. The Board of Directors has determined that the current number of authorized shares of Common Stock is inadequate for the Company to meet its general corporate needs, including, but not limited to, achieving and maintaining full compliance with The Nasdaq Stock Market's new public float maintenance requirements for National Market System ("NMS") companies.

     The Board has proposed the amendments to assure an adequate supply of authorized but unissued shares and to provide the Company with more flexibility for general corporate needs including, but not limited to, the issuance of stock dividends, the raising of additional capital, and the issuance of shares for financing the acquisition of other businesses or properties. The Company has no present plans or arrangements relating to the issuance of any shares of The Class A Common Stock or the Preferred Stock.
The Company does plan to issue additional shares of Common Stock through stock dividends, or otherwise, in order to achieve and maintain full compliance with the new public float requirements for Nasdaq NMS companies.

     If this proposal is adopted, the additional shares of Common Stock, Class A Common Stock and the Preferred Stock may be issued at the discretion of the Board of Directors at such times, and in such amounts and upon such terms as the Board of Directors may determine, without further approval of the stockholders unless, in any instance, such approval is expressly required by regulatory agencies or otherwise. Shareholders have no preemptive rights to purchase additional shares. The rights, preferences or privileges with respect to each share of existing Common Stock will not be changed by the proposed amendments other than to entitle each share of Common Stock to ten
(10) votes per share. The adoption of the proposal will not of itself cause any change in the capital accounts of the Company. However, the issuance of additional shares of Common Stock, Class A Common Stock and/or Preferred Stock could dilute the existing shareholders' equity interest in the Company. Approval of the proposed amendment to the Certificate of Incorporation would also result in the Common Stock becoming convertible, at the option of the holder thereof, into Class A Common Stock, should any Class A Common Stock be issued in the future. Any such conversion would result in an immediate, substantial reduction in the converting shareholder's voting power.

     In considering the Amendment, shareholders should consider the possible effects on the holders of the Company's Common Stock, including: (a) dilution of the proportionate voting power of the existing Common Stock depending on the number of shares of Common Stock, Class A Common Stock or Preferred Stock issued; (b) the dilution of the rights of holders of Common Stock to share in the Company's assets upon liquidation; and (c) the reduction of the amount otherwise available for the payment of dividends on existing Common Stock, to the extent that dividends are payable on any issued shares of Common Stock, Class A Common Stock or Preferred Stock.

     Shareholders should also consider that an increase in the number of authorized shares could strengthen the position of the Board of Directors and may make removal of the Board more difficult even if such removal would generally be beneficial to Shareholders. The authorization to issue additional shares of Common Stock, Class A Common Stock and/or Preferred Stock could also provide the Board the capacity to discourage, delay or prevent an acquisition or change in control of the Company.

VOTE REQUIRED

     The affirmative vote of the majority of the issued and outstanding shares of Common Stock of the Company present or represented by proxy and entitled to vote at the Special Meeting is required for approval of the proposal.

RECOMMENDATION OF BOARD OF DIRECTORS

     The Board of Directors unanimously recommends that stockholders vote FOR approval of this proposal to amend the Company's Certificate of Incorporation.

                        SHAREHOLDER PROPOSALS

     The next Annual Meeting of Shareholders is expected to take place on or about December 8, 1998. The deadline to submit shareholder proposals to be included in the Company's proxy statement and form of proxy for that meeting was June 30, 1998. No shareholder proposals were received by the Company. The deadline for submitting shareholder proposals for inclusion in the Company's proxy statement and form of proxy for its 1999 Annual Meeting will be calculated in the manner provided in Rule 14a-8.


                          ANNUAL REPORT ON FORM 10-KSB

     A copy of the Company's Annual Report on Securities and Exchange Commission Form 10-KSB for the fiscal year ended June 30, 1997 including the financial statements and financial statement schedules, will be furnished free of charge, upon written request, to each person entitled to vote at the Special Meeting. Such request should be directed to John V. Winfield, President and Chairman, 2121 Avenue of the Stars, Suite 2020, Los Angeles, California 90067.

                             OTHER BUSINESS

     Management of the Company does not intend to present any business at the Special Meeting other than as set forth in Item 1 of the attached Notice of Special Meeting of Shareholders, and it has no information that others will present any other business at the Special Meeting. However, if any other matters are properly raised, the persons named in the accompanying proxy intend to vote in accordance with their judgment on such matters.

                                     By Order of the Board of Directors

                                     THE INTERGROUP CORPORATION


                                     GARY N. JACOBS
                                     Secretary
Dated: Los Angeles, California
       August 27, 1998

PROXY                                                            PROXY
                         THE INTERGROUP CORPORATION
         SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 2, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Shareholders of The Intergroup Corporation to be held on October 2, 1998 and the Proxy Statement in connection therewith, each dated August 27, 1998; (b) appoints Gary N. Jacobs and John V. Winfield, or either of them, as Proxies, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and to vote, as designated on the reverse, all the shares of Common Stock of The Intergroup Corporation held of record by the undersigned on August 21, 1998, at the Special Meeting of Shareholders to be held on October 2, 1997 or any adjournment(s) thereof; and revokes any proxies heretofore given.


1. Approval of amendment to the Certificate of Incorporation of the Company to provide that (a) the total number of shares that the Company is authorized to issue shall be 9,000,000 shares, of which 4,000,000 shares shall be Common Stock, $0.01 par value per share, 2,500,000 shares shall be Class A Common Stock, $0.01 par value per share, and 2,500,000 shares shall be Preferred Stock, $0.01 par value per share; (b) each share of Common Stock shall be entitled to ten (10) votes per share and each share of Class A Common Stock shall be entitled to one vote per share; (c) following the initial issuance of Class A Common Stock by the Company, each share of Common Stock shall be convertible into one share of Class A Common Stock at the option of the holder thereof; and (d) the holders of the Class A Common Stock shall have the same rights and privileges as the holders of the Common Stock, with the exception of voting power.

          [  ] FOR        [  ] AGAINST        [  ] ABSTAIN


                 (IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE)


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

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.

Please sign exactly as your name or names appear. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                         Dated: _______________, 1998

                                         ____________________________
                                         Signature

                                         _____________________________
                                         Signature if held jointly

                                         Please mark, sign, date and
                                         return the proxy card promptly
                                         using the enclosed envelope.